COFINA FUNDING, LLC,
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
SERIES 2010-A SUPPLEMENT
Dated as of December 23, 2010
to
AMENDED AND RESTATED BASE INDENTURE
Dated as of December 23, 2010
COFINA FUNDING, LLC
SERIES 2010-A

Cofina Variable Funding Asset-Backed Notes

SERIES 2010-A SUPPLEMENT, dated as of December 23, 2010 (as amended, modified, restated or supplemented from time to time in accordance with the terms hereof, this “Series Supplement”), by and among COFINA FUNDING, LLC, a Delaware limited liability company, as issuer (“Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (together with its successors in trust under the Amended and Restated Base Indenture referred to below, the “Trustee”), to the Base Indenture, dated as of December 23, 2010, between the Issuer and the Trustee (as amended, modified, restated or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

Pursuant to this Series Supplement, the Issuer shall create a new Series of Notes and shall specify the Principal Terms thereof.

PRELIMINARY STATEMENT

WHEREAS, Section 2.2 of the Base Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into a series supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.	Designation.

(a) There is hereby created a Series of notes to be issued in one class pursuant to the Base Indenture and this Series Supplement, and such Series of notes shall be substantially in the form of Exhibit A hereto, executed by or on behalf of the Issuer and authenticated by the Trustee and designated generally Cofina Variable Funding Asset-Backed Notes, Series 2010-A (the “Notes”). The Notes shall constitute “Warehouse Notes” (as defined in the Base Indenture).

(b) Series 2010-A (as defined below) shall not be subordinated to any other Series.

SECTION 2. Definitions. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Base Indenture, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein mean Articles, Sections or subsections of this Series Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Base Indenture. Each capitalized term defined herein shall relate only to the Notes and no other Series of Notes issued by the Issuer.

“Accrual Period” means, with respect to each Settlement Date, (i) with respect to that portion of the Notes accruing interest at the Blended Rate (as defined in the Note Purchase Agreement), the period beginning on and including the first day of the preceding calendar month and ending on and including the last day of the preceding calendar month, except that the initial Accrual Period shall begin on and include the Closing Date and the final Accrual Period shall end on but include the Series 2010-A Termination Date and (ii) in all other cases, the period beginning on and including the Settlement Date in the preceding calendar month and ending on but excluding the Settlement Date for the current calendar month, except that the initial Accrual Period shall begin on and include the Closing Date and the final Accrual Period shall end on but include the Series 2010-A Termination Date.

“Additional Interest” has the meaning specified in Section 5.12 of the Base Indenture (as provided by Section 8 hereof).

“Breakage Amount” has the meaning specified in the Note Purchase Agreement.

“Closing Date” means December 23, 2010.

“Commitment Termination Date” means the Purchase Expiration Date.

“Fee Amount” has the meaning specified in Section 5.12 of the Base Indenture (as provided by Section 8 hereof).

“Fees” means all of the amounts payable in connection with the Fee Letter (as such term is defined in the Note Purchase Agreement).

“Funding Agent” has the meaning set forth in the Note Purchase Agreement.

“Increase” has the meaning specified in Section 3.1(a) of the Base Indenture (as provided by Section 3 hereof).

“Indemnified Party” shall have the meaning specified in the Note Purchase Agreement.

“Initial Note Principal” means the aggregate initial principal amount of the Notes, which is $50,000,000.

“Issuer” means Cofina Funding, LLC, a Delaware limited liability company.

“Legal Final Settlement Date” means the Settlement Date falling in the 138th complete month following the Rapid Amortization Commencement Date.

“Maximum Principal Amount” means the Maximum Funded Amount (as defined in the Note Purchase Agreement).

“Monthly Interest” has the meaning specified in Section 5.12 of the Base Indenture (as provided by Section 8 hereof).

“Monthly Period” has the meaning specified in the Base Indenture, except that the first Monthly Period with respect to the Notes shall begin on and include the Closing Date and shall end on and include the last day of the month in which the Closing Date occurs.

“Note Principal” means the outstanding principal amount of the Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 23, 2010, among the Issuer, Nieuw Amsterdam Receivables Corporation, as Conduit Purchaser, Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch, as Funding Agent (as defined in the Note Purchase Agreement), and the Committed Purchasers parties thereto, or any successor agreement to such effect among the Issuer and the applicable Noteholders or their respective permitted successors and assigns, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Transaction Documents.

“Note Rate” means, with respect to each Settlement Period or Accrual Period, a variable rate per annum equal to the rate determined therefor by the Funding Agent (based on any and all amounts which constitute Series 2010-A Financing Costs (as defined in the Note Purchase Agreement) with respect to such Settlement Period or Accrual Period pursuant to the Note Purchase Agreement).

“Noteholder” means with respect to any Note, the holder of record of such Note.

“Notes” has the meaning specified in Section 1(a).

“Notice Persons” means, for Series 2010-A, the Funding Agent.

“Permitted Settlement Date Withdrawal” means, with respect to the Notes for any Settlement Date, the amount set forth in Section 5.13 of the Base Indenture (as provided by Section 8 hereof).

“Purchase Expiration Date” has the meaning specified in the Note Purchase Agreement.

“QIB” has the meaning specified in Section 7(c)(i).

“Rapid Amortization Period” means the period commencing on the Rapid Amortization Commencement Date and ending on the Series 2010-A Termination Date.

“Rapid Amortization Commencement Date” means the earliest of (i) the Commitment Termination Date, (ii) the date on which an Early Amortization Event occurs pursuant to Section 10.1 of the Base Indenture or (iii) the date on which a Series Early Amortization Event occurs pursuant to Section 10 of this Series Supplement.

“Redemption Date” means the date on which the Notes are redeemed in full pursuant to Section 5 or 12 hereof.

“Required Person” means the “Funding Agent” under the Note Purchase Agreement.

“Revolving Period” means the period from and including the Closing Date to, but not including, the Rapid Amortization Commencement Date.

“Rule 144A” has the meaning specified in subsection 7(c)(i).

“Scheduled Principal Payment Amount” means (i) with respect to any Settlement Date prior to the Commitment Termination Date, zero (0); and (ii) with respect to any Settlement Date on or following the Commitment Termination Date, the excess, if any, of (x) the then Note Principal over (y) the Scheduled Targeted Principal Balance for the Notes for such Settlement Date.

“Scheduled Targeted Principal Balance” means, for any Settlement Date on or after the Commitment Termination Date, an amount equal to the product of (x) the Note Principal on the Commitment Termination Date and (y) the percentage set forth opposite such Settlement Date (based on the number of months elapsed from the Commitment Termination Date) on Schedule I hereto under the column entitled “Scheduled Targeted Principal Balance.”

“Series Early Amortization Event” means each “Early Amortization Event” referred to in Section 10.

“Series 2010-A” means the Series of the Cofina Variable Funding Asset-Backed Notes represented by the Notes.

“Series 2010-A Interest Payment” means, with respect to any Settlement Date, the Monthly Interest for such Settlement Date.

“Series 2010-A Noteholder” means the Holder of a Note.

“Series 2010-A Settlement Account” means the Settlement Account established as such for the benefit of the Secured Parties of this Series 2010-A pursuant to Section 5.3 of the Base Indenture and Section 5.11 of the Base Indenture (as provided by Section 8 hereof).

“Series 2010-A Termination Date” means the Settlement Date on which the Notes, plus all other amounts due and owing to the Series 2010-A Noteholders and the Indemnified Parties are paid in full.

“Supplemental Principal Payment Amount” means the amount of any prepayment made in accordance with the provisions of Section 5.10 of the Base Indenture that is allocated to the Series 2010-A Notes in accordance with such provision of the Base Indenture.

SECTION 3. Article 3 of the Base Indenture. Article 3 shall be read in its entirety as follows and shall be applicable only to the Notes:

ARTICLE 3
INITIAL ISSUANCE AND INCREASES AND DECREASES OF
NOTE PRINCIPAL

SECTION 3.1 Initial Issuance: Procedure for Increasing the Investor Interest.

(a) Subject to satisfaction of the conditions precedent set forth in Section 3.1(b), (i) on the Closing Date, the Issuer will issue the Notes in accordance with Section 2.2 of the Base Indenture in the aggregate initial outstanding principal amount equal to the Initial Note Principal and an aggregate face amount equal to the Maximum Principal Amount and (ii) on any Business Day during the Revolving Period, but no more frequently than once per week, the Issuer may increase the Note Principal (each such increase referred to as an “Increase”) upon satisfaction of the conditions set forth below and the conditions specified in the Note Purchase Agreement.

(b) The Notes will be issued on the Closing Date and the Note Principal may be increased on any Business Day during the Revolving Period pursuant to subsection (a) above, only upon satisfaction of each of the following conditions with respect to such initial issuance and each proposed Increase:

(i)	The amount of each issuance or Increase shall be equal to or greater than $250,000 (and in integral multiples of $1,000 in excess thereof);

(ii)	After giving effect to such issuance or Increase, the Note Principal shall not exceed the Maximum Principal Amount;

(iii)	After giving effect to such issuance or Increase, no Borrowing Base Deficiency shall exist;

(v)	There shall not exist, and such issuance or Increase and the application of the proceeds thereof shall not result in the occurrence of, (1) an Early Amortization Event for any Series, a Servicer Default or an Event of Default, or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Early Amortization Event for any Series, Servicer Default or an Event of Default;

(vi)	After giving effect to such issuance or Increase, not less than 85% of the Eligible Receivables are Eligible Receivables issued by Obligors which are classified as Other Assets Especially Mentioned or Acceptable;

(vii)	After giving effect to such issuance or Increase, not more than 5% of the Receivables by Receivables Balance have Obligors which are classified as Doubtful or Loss;

(viii)	All required consents have been obtained and all other conditions precedent to the making of advances under the Note Purchase Agreement shall have been satisfied; and

(ix)	There shall not have occurred, since the Closing Date, in the reasonable judgment of the Notice Person, (A) a material adverse change in the operations, management or financial condition of any Seller or (B) any event which materially and adversely affects the collectibility of the Eligible Receivables generally or the ability of any Seller to perform its obligations under the Transaction Documents.

(c) Upon receipt of the proceeds of such issuance or Increase by or on behalf of the Issuer, the Issuer shall give notice to the Trustee of such receipt, and the Trustee shall, or shall cause the Transfer Agent and Registrar to, indicate in the Note Register the amount thereof.

SECTION 3.2 Prepayments. On any Business Day (including any Settlement Date), the Issuer will have the option (upon at least 2 Business Days’ notice to the Funding Agent) to prepay, without premium, all or a portion of, the Note Principal of the Notes, in a minimum amount of $250,000 (and integral multiples of $1,000 in excess thereof). Any accrued interest on the principal balance being prepaid and any related Breakage Amount shall be paid on the immediately following Settlement Date. The Issuer may make such prepayment only from funds available to the Issuer therefor pursuant to Section 5.4 of the Base Indenture. Any prepayment amounts shall be deposited into the Series 2010-A Settlement Account and distributed by the Trustee on a pro rata basis to each Noteholder of record at such time. Any such prepayment shall not constitute a termination of the Revolving Period. Any prepayment by the Issuer with respect to a Series other than Series 2010-A (other than a prepayment made to effectuate an Unexpired Series True-Up (as defined in the Note Purchase Agreement)) shall be accompanied by a concurrent prepayment under Series 2010-A in the amount necessary to cause the aggregate of such prepayments to be ratably allocated among each Series (such that each Series is utilized in the same proportion of its “Maximum Funded Amount” (or, following the end of the applicable revolving periods, such that each Series receives the same proportion of its outstanding note principal amount).

SECTION 4. Principal Payments on the Notes. The principal balance of the Series 2010-A Notes shall be payable on each Settlement Date from amounts on deposit in the Series 2010-A Settlement Account in an amount equal to (i) so long as no Early Amortization Event or Event of Default has occurred (and has not been waived in accordance with the terms of the Base Indenture), the sum of the Scheduled Principal Payment Amount and Supplemental Principal Payment Amount for such Settlement Date, or (ii) if an Early Amortization Event or an Event of Default has occurred (and has not been waived in accordance with the terms of the Base Indenture), the full Note Principal to the extent that funds are available for such purposes in accordance with the provisions of Section 5.4 of the Base Indenture. The unpaid principal amount of each Note, together with all unpaid interest, fees, expenses, costs and other amounts payable by the Issuer to the Holders of the Notes pursuant to the terms of the Base Indenture, this Series Supplement, the Note Purchase Agreement and the other Transaction Documents shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Series 2010-A Notes have been accelerated in accordance with the provisions of the Base Indenture and (y) the Legal Final Settlement Date.

SECTION 5. Cleanup Call.

(a) The Notes shall be subject to purchase by the initial Servicer at its option, in accordance with the terms specified in Section 13.4(a) of the Base Indenture on any Settlement Date on or after the Settlement Date on which the Note Principal is reduced to an amount less than or equal to 10% of the Maximum Principal Amount. Any exercise by the initial Servicer of a purchase option with respect to any Series other than Series 2010-A shall be accompanied by a concurrent purchase of Series 2010-A hereunder unless otherwise consented to in writing by the Funding Agent.

(b) The deposit to the Series 2010-A Settlement Account required in connection with any such purchase will be equal to the sum of (a) the Note Principal, plus (b) accrued and unpaid interest on the Notes through the day preceding the Settlement Date on which the purchase occurs, plus (c) any other amounts (including, without limitation, accrued and unpaid Fees) payable to the Series 2010-A Noteholders, the Indemnified Parties, the Trustee and the Custodian pursuant to the Note Purchase Agreement and the other Transaction Documents, minus (d) the amounts, if any, on deposit at such Settlement Date in the Series 2010-A Settlement Account for the payment of the foregoing amounts.

SECTION 6. Delivery and Payment for the Notes. The Trustee shall execute, authenticate and deliver the Notes in accordance with Section 2.4 of the Base Indenture and Section 7 below.

SECTION 7. Form of Delivery of the Notes; Denominations; Transfer Restrictions.

(a) The Notes shall be delivered as Registered Notes in definitive form as provided in Sections 2.1 and 2.18 of the Base Indenture. The Notes shall initially be registered in the name of the Funding Agent for the benefit of the Purchasers (as defined in the Note Purchase Agreement) and shall not be transferred, sold or pledged, in whole or in part, other than pursuant to Section 2.6 of the Base Indenture and this Section 7.

(b) The Notes will be issuable in minimum face amount denominations of $250,000 (and in integral multiples of $1,000 in excess thereof).

(c) The Notes have not been registered under the Securities Act or any state securities or “blue sky” laws. None of the Issuer, the Transfer Agent and Registrar or the Trustee is obligated to register the Notes under the Securities Act or any “blue sky” laws or take any other action not otherwise required under the Base Indenture or this Series Supplement to permit the transfer of any Note without such registration. When Notes are presented to the Transfer Agent and Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Transfer Agent and Registrar shall register the transfer or make the exchange; provided, however, that the Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent and Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing and (b) shall be transferred or exchanged in compliance with the Securities Act and the following provisions:

(i) (A) if such Note is being transferred to a qualified institutional buyer (a “QIB”) as defined in, and in accordance with, Rule 144A under the Securities Act (“Rule 144A”), the transferor shall provide the Issuer and the Transfer Agent and Registrar with a certification to that effect (in substantially the form of Exhibit C hereto); or (B) if such Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, the transferor shall provide the Issuer and the Transfer Agent and Registrar with a certification to that effect (in substantially the form of Exhibit C hereto) and, if requested by the Transfer Agent and Registrar or the Issuer, an opinion of counsel in form and substance acceptable to the Issuer and to the Transfer Agent and Registrar to the effect that such transfer is in compliance with the Securities Act.

(ii) each such transferee of such Note shall be deemed to have made the acknowledgements, representations and agreements set forth below:

(1) if such Note is being transferred in accordance with Rule 144A, it is a QIB, is aware that the sale to it is being made in reliance on Rule 144A, is acquiring such Note or any interest or participation therein for its own account or for the account of another QIB over which it exercises sole investment discretion, is aware the sale is being made in reliance on Rule 144A and is acquiring such Note or any interest or participation therein for its own account or the account of another QIB;

(2) it understands that the Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, neither the Transfer Agent and Registrar nor the Issuer nor any person representing the Issuer has made any representation or warranty to it with respect to the Issuer or the offering or sale of any Note, it has had access to such financial and other information concerning the Issuer, the Sellers and the Notes as it has deemed necessary to evaluate whether to purchase any Notes, the Issuer is not required to register or qualify the Notes, and that the Notes may be resold, pledged or transferred only in compliance with provisions of this Section 7(c) and only (A) to the Issuer, (B)  to a person the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A or (C) in a transaction otherwise exempt from the registration requirements of the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and in accordance with the restrictions set forth herein;

(3) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Notes as described in clause (B) or (C) of the preceding clause (2), it may, pursuant to clause (i) above, be required to deliver a certificate and, in the case of clause (C), may be required to deliver an opinion of counsel if the Issuer and the Transfer Agent and Registrar so request, in each case, reasonably satisfactory in form and substance to the Issuer and the Transfer Agent and Registrar, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation; and it understands that the Registrar and Transfer Agent will not be required to accept for registration of transfer the Notes acquired by it, except upon presentation of, if applicable, the certificate and, if applicable, the opinion described above;

(4) it agrees that it will, and each subsequent holder is required to, notify any purchaser of Notes from it of the resale restrictions referred to in clauses (2) and (3) above, if then applicable, and understands that such notification requirement will be satisfied, in the case only of transfers by physical delivery of Definitive Notes, by virtue of the fact that the following legend will be placed on the Notes unless otherwise agreed to by the Issuer:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO THE ISSUER, (2) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) THAT PURCHASES FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (3) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND BASED ON AN OPINION OF COUNSEL IF THE ISSUER OR TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

(5) it acknowledges that the foregoing restrictions apply to holders of beneficial interests in the Notes as well as to Holders of the Notes;

(6) it acknowledges that the Trustee, the Issuer and their Affiliates and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of such Notes is no longer accurate, it will promptly notify the Issuer; and if it is acquiring any Notes for the account of one or more QIBs, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account;

(7) with respect to any foreign purchaser claiming an exemption from United States income or withholding tax, it represents that it has delivered to the Trustee a true and complete Form W-8BEN or W-8ECI or applicable successor form, indicating such exemption; and

(8) it acknowledges that either (i) it is not an employee benefit plan subject to ERISA, a “plan” described in Section 4975 of the Code, an entity deemed to hold the assets of any such plan or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA for which no election has been made under Section 410(d) of the Code) subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code or (ii) its purchase and holding of the Notes will not, throughout the term of holding, constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan or a non-electing church plan (as described above), any substantially similar applicable law) by reason of the application of one or more statutory or administrative exemptions from such prohibited transaction rules or otherwise.

In addition, such transferee shall be responsible for providing additional information or certification, as shall be reasonably requested by the Trustee or Issuer, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes. Any resale, pledge or other transfer of Notes in violation of the transfer restrictions set forth herein shall be deemed void ab initio.

SECTION 8. Article 5 of Base Indenture. Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10 of the Base Indenture shall be read in their entirety as provided in the Base Indenture. The following provisions, however, shall constitute part of Article 5 of the Base Indenture solely for purposes of Series 2010-A and shall be applicable only to the Notes:

ARTICLE 5
SERIES 2010-A SETTLEMENT ACCOUNT AND
ALLOCATION AND APPLICATION OF AMOUNTS THEREIN

SECTION 5.11 Series 2010-A Settlement Account. The Trustee, in accordance with Section 5.3(d) of the Base Indenture shall establish on the Closing Date and maintain, so long as any Series 2010-A Note is Outstanding, an account designated as the “Series 2010-A Settlement Account”, which account shall be held by the Trustee for the benefit of the Holders of the Series 2010-A Notes pursuant to the Base Indenture and this Series Supplement. All deposits of funds by or for the benefit of the Holders of the Series 2010-A Notes shall be accumulated in, and withdrawn from, the Series 2010-A Settlement Account in accordance with the provisions of the Base Indenture and this Series Supplement.

SECTION 5.12 Determination of Monthly Interest. The amount of monthly interest payable on the Notes shall be determined by the Servicer as of each Determination Date and shall be an amount equal to the sum of (x) the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360, times (B) the Note Rate in effect with respect to the related Accrual Period, and (ii) the average daily outstanding principal balance of the Notes during such Accrual Period and (y) any Monthly Interest not paid in full on the preceding Settlement Date plus interest thereon at the applicable Note Rate (the “Monthly Interest”); provided, however, that in addition to Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Fees for the related Accrual Period as determined pursuant to the Note Purchase Agreement (the “Fee Amount”), plus (ii) any Additional Amounts for the related Accrual Period as determined pursuant to the Note Purchase Agreement, plus (iii) following the occurrence of a Servicer Default, Early Amortization Event or Event of Default, an amount equal to the product of the Note Principal, a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 365 or 366, as applicable, and a rate equal to the difference between a rate equal to 2% per annum over the Base Rate (as defined in the Note Purchase Agreement) in effect for such period and the Note Rate in effect for such period (such sum being herein called the “Additional Interest”) shall also be payable by the Issuer.

SECTION 5.13 Drawing Funds from the Spread Maintenance Account. In the event that the Monthly Servicer Report with respect to any Determination Date shall state that the funds on deposit in the Series 2010-A Settlement Account with respect to such Determination Date will not be sufficient to make (on the related Settlement Date) payment on such Settlement Date of the Monthly Interest then due or to make (on the Legal Final Settlement Date) payment on such Settlement Date of the full outstanding principal balance of the Notes (the amount of such aggregate deficiency being a “Permitted Settlement Date Withdrawal”), then the Trustee shall draw on the Spread Maintenance Account and deposit into the Series 2010-A Settlement Account an amount equal to the lesser of (x) the Permitted Settlement Date Withdrawal and (y) the amount then on deposit in the Spread Maintenance Account; provided that any withdrawal for purposes of paying principal shall be in an amount equal to the lesser of (x) the then outstanding Note Principal and all accrued and unpaid Monthly Interest with respect thereto and (y) the Series 2010-A pro rata share of the amount then on deposit in the Spread Maintenance Account (calculated based on the outstanding Note Balance as a percentage of the outstanding principal balance of the Notes of all Series). Any such funds actually received by the Trustee shall be used solely to make payments of the Monthly Interest or the Note Principal, as the case may be.

SECTION 5.14 Distribution from Series 2010-A Settlement Account. On each Settlement Date, the Trustee shall distribute funds then on deposit in the Series 2010-A Settlement Account in accordance with the provisions of either subsection (I) or (II) of this Section 5.14.

(I) If neither an Early Amortization Event nor an Event of Default shall have occurred and be continuing with respect to any Series:

(1) To each Series 2010-A Noteholder (as of the related Record Date), an amount equal to its pro rata portion of the Series 2010-A Interest Payment for such Settlement Date;

(2) To each Series 2010-A Noteholder (as of the related Record Date), an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to Series 2010-A Noteholders on such Settlement Date;

(3) To each Series 2010-A Noteholder (as of the related Record Date), an amount equal to its pro rata portion (if any) of the Supplemental Principal Payment Amount then due and payable to Series 2010-A Noteholders on such Settlement Date;

(4) To the Funding Agent, any Additional Interest and Fee Amounts then due for such Settlement Date; and

(5) To each 2010-A Noteholder (as of the related Record Date) and each other Indemnified Party, pro rata, an amount equal to taxes, increased costs, Breakage Amounts, indemnities and other amounts then due and payable to Series 2010-A Noteholders and each Indemnified Party pursuant to the Note Purchase Agreement.

(II) If an Early Amortization Event shall have occurred and be continuing with respect to any Series or an Event of Default shall have occurred and be continuing with respect to any Series:

(1) To each Series 2010-A Noteholder (as of the related Record Date), an amount equal to its pro rata portion of the Series 2010-A Interest Payment for such Settlement Date;

(2) To each Series 2010-A Noteholder (as of the related Record Date), an amount equal to its pro rata portion of the then outstanding Note Principal until the Note Principal has been reduced to zero;

(3) To the Funding Agent, any Additional Interest and Fee Amounts then due for such Settlement Date; and

(4) To each Series 2010-A Noteholder (as of the related Record Date) and each other Indemnified Party, pro rata, an amount equal to taxes, increased costs, Breakage Amounts, indemnities and other amounts then due and payable to Series 2010-A Noteholders and each other Indemnified Party pursuant to the Note Purchase Agreement.

SECTION 5.15 Servicer’s Failure to Make a Deposit or Payment. If the Servicer fails to make, or give instructions to make, any payment, deposit or withdrawal required to be made or given by the Servicer at the time specified in the Base Indenture or this Series Supplement (including applicable grace periods), the Trustee shall make such payment, deposit or withdrawal from the applicable account in accordance with the written instructions provided by the Required Person with respect to Series 2010-A (if related solely to the Series 2010-A Settlement Account or the Required Persons with respect to all Series, if related to any other account).

SECTION 9. Article 6 of the Base Indenture. Article 6 of the Base Indenture shall read in its entirety as follows and shall be applicable only to the Noteholders:

ARTICLE 6
DISTRIBUTIONS AND REPORTS

SECTION 6.1 Distributions.

On each Settlement Date, the Trustee shall distribute (in accordance with the Monthly Servicer Report delivered by the Servicer on or before the related Series Transfer Date pursuant to Section 2.09(a) of the Servicing Agreement) to each Noteholder of record on the immediately preceding Record Date (other than as provided in Section 12.5 of the Base Indenture respecting a final distribution), by 12:00 noon Eastern Standard Time, such Noteholder’s pro rata share of the amounts on deposit in the Series 2010-A Settlement Account that are payable to the Noteholders pursuant to Section 5.14 by wire transfer to an account designated by such Noteholder at least five Business Days prior to such Settlement Date.

SECTION 6.2 Monthly Noteholders’ Statement.

(a) On or before each Settlement Date, the Trustee shall make available to each Noteholder and each Notice Person via the Trustee’s website a statement substantially in the form of Exhibit B hereto prepared by the Servicer and delivered to the Trustee on the preceding Determination Date and setting forth, among other things, the following information:

(i) the total amount distributed to Noteholders;

(ii) the amount of such distribution allocable to principal;

(iii) the amount of such distribution allocable to Trustee Fees and Expenses, Custodian fees and expenses, Monthly Interest, Additional Interest and the Fee Amounts, respectively;

(iv) the aggregate Outstanding Balance of Receivables which were Delinquent Receivables as of the end of the preceding Monthly Period;

(v) the aggregate Outstanding Balance of Receivables which were Defaulted Receivables as of the end of the preceding Monthly Period;

(vi) the Required Spread Maintenance Reserve Amount and the balance on deposit in the Spread Maintenance Account as of the end of the day on the Settlement Date;

(vii) the outstanding Note Balance, as of the end of the day on the Settlement Date;

(viii) increases and decreases in the Notes during the related Settlement Period, and the average daily balance of the Notes for the related Settlement Period;

(ix) the amount of the Servicing Fee for the related Settlement Period;

(x) the Note Rate for the related Settlement Period; and

(xi) if applicable, the date on which the Rapid Amortization Period commenced.

(b) Annual Noteholders’ Tax Statement. On or before January 31 of each calendar year, beginning with the calendar year 2012, the Paying Agent shall distribute to each Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Servicer in accordance with Section 6.02 of the Servicing Agreement containing the information required to be contained in the regular monthly report to Series 2010-A Noteholders, as set forth in subclauses (i), (ii) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2010-A Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as is customary on similar transactions to enable the Series 2010-A Noteholders to prepare their tax returns. Such obligations of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent or another party pursuant to any requirements of the Code as from time to time in effect.

SECTION 10. Series Early Amortization Events. The Rapid Amortization Commencement Date shall occur without any notice or other action on the part of any party hereto if an “Early Amortization Event” under the Base Indenture occurs.

SECTION 11. SECTION 12.	[Reserved]. Redemption Provision.

(a) The Issuer may redeem the Notes in full on the Commitment Termination Date through a refinancing. If the Issuer refinances any other Series on its commitment termination date, the Issuer covenants and agrees to refinance the Notes in full concurrently (unless otherwise agreed to in writing by the Funding Agent). The Issuer shall give notice of its election to pay such Notes in accordance with the terms of the Base Indenture and the Note Purchase Agreement prior to such redemption.

(b) The amount required to be deposited into the Series 2010-A Settlement Account in connection with any redemption in full shall be equal to the sum of (i) the Note Principal, plus (ii) accrued and unpaid the interest on the Notes through the Settlement Date on which the redemption occurs, plus (iii) any other amounts (including, without limitation, accrued and unpaid Fees) payable by the Issuer to the Series 2010-A Noteholders, the Indemnified Parties, the Trustee and the Custodian pursuant to the Note Purchase Agreement and the other Transaction Documents, less (iv) the amounts, if any, on deposit at such Settlement Date in the Series 2010-A Settlement Account for the payment of the foregoing amounts. Such deposit shall be made not later than 3:00 p.m. New York City time on the Redemption Date.

SECTION 13. Amendments and Waiver. Any amendment, waiver or other modification to the Base Indenture shall be subject to the restrictions thereon, if applicable, in the Note Purchase Agreement. Any amendment, waiver or other modification to this Series Supplement shall be subject to the consent of the Required Persons as defined herein.

SECTION 14. Counterparts. This Series Supplement may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 15. Governing Law. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SERIES SUPPLEMENT AND EACH NOTEHOLDER HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH NOTEHOLDER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 16. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto and each of the Noteholders irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Series Supplement or the Transaction Documents or any matter arising hereunder or thereunder.

SECTION 17. No Petition. The Trustee, by entering into this Series Supplement,and each Series 2010-A Noteholder, by accepting a Note, hereby covenant and agree that they will not prior to the date which is one year and one day after payment in full of the last maturing note of any Series and termination of the Base Indenture institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Base Indenture, this Series Supplement or the Transaction Documents. No obligation of the Issuer hereunder shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in the event that such obligations are not paid in accordance with the priority of payments set forth in Section 5.4(c) of the Base Indenture.

SECTION 18. Rights of the Trustee. The rights, privileges and immunities afforded to the Trustee under the Base Indenture shall apply hereunder as if fully set forth herein.

SECTION 19. Third-Party Beneficiaries. This Series Supplement will inure to the benefit of and be binding upon the parties hereto, the Custodian, the Secured Parties and their respective successors and permitted assigns. No other Person will have any right or obligations hereunder.

SECTION 20. Tax Opinion. The parties agree that the Tax Opinion contemplated by Section 2.2(a)(v) of the Base Indenture shall not be required in connection with the issuance of the Series 2010-A Note hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

COFINA FUNDING, LLC,
as Issuer

By:       /s/ Jamey Grafing—
Name: Jamey Grafing
Title: Chief Financial Officer

[Signatures continue on the following page.]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:       /s/ Michelle Moeller—
Name: Michelle Moeller
Title: Vice PresidentEXHIBIT A

FORM OF
SERIES 2010-A NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO THE ISSUER, (2) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) THAT PURCHASES FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (3) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION AND BASED ON AN OPINION OF COUNSEL IF THE ISSUER OR TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

EACH PERSON ACQUIRING OR HOLDING THIS NOTE SHALL BE DEEMED TO (1) REPRESENT AND WARRANT FOR THE BENEFIT OF THE ISSUER, THE SELLERS, THE SERVICER AND THE TRUSTEE THAT EITHER (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY DEEMED TO HOLD THE ASSETS OF ANY SUCH PLAN OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE) SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE AND HOLDING OF THE NOTE WILL NOT, THROUGHOUT THE TERM OF HOLDING, CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN OR A NON-ELECTING CHURCH PLAN (AS DESCRIBED ABOVE), ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW) BY REASON OF THE APPLICATION OF ONE OR MORE STATUTORY OR ADMINISTRATIVE EXEMPTIONS FROM SUCH PROHIBITED TRANSACTION RULES OR OTHERWISE, AND (2) AGREE THAT IT SHALL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST THEREIN TO ANY OTHER PERSON WITHOUT ACQUIRING THE SAME REPRESENTATION AND WARRANTY FROM SUCH OTHER PERSON AND THE SAME OBLIGATION WITH RESPECT TO SALES OR OTHER TRANSFERS.

THE INDENTURE (AS DEFINED BELOW) CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE AND HEREIN.

REGISTERED

No. 1 $100,000,000

SEE REVERSE FOR CERTAIN DEFINITIONS

THE PRINCIPAL OF THIS NOTE MAY BE INCREASED AND DECREASED AS SPECIFIED IN THE SERIES 2010-A SUPPLEMENT AND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

COFINA FUNDING, LLC
SERIES 2010-A COFINA VARIABLE FUNDING ASSET-BACKED NOTES

COFINA FUNDING, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, as the Funding Agent for the Purchasers party to the Note Purchase Agreement, or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS (U.S.$100,000,000), or if less is due in whole or in part, the unpaid principal amount of all outstanding amounts borrowed by the Issuer when due as shown on the reverse hereof or an attachment hereto and recorded in the Note Register by the Transfer Agent and Registrar, payable on each Settlement Date in the amounts and at the times specified in the Series 2010-A Supplement, dated as of December 23, 2010 (as amended, supplemented or otherwise modified from time to time, the “Series 2010-A Supplement”), between the Issuer and the Trustee to the Base Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Legal Final Settlement Date (as defined in the Series 2010-A Supplement). The Issuer will pay interest on this Note on each Settlement Date at the Note Rate (as defined in the Series 2010-A Supplement) until the principal of this Note is paid or made available for payment, on the average daily outstanding principal balance of this Note during the related Settlement Period (as defined in the Series 2010-A Supplement). Interest will be computed on the basis set forth in the Indenture. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Issuer hereby irrevocably authorizes the Funding Agent to enter on the reverse hereof or on an attachment hereto the date and amount of each borrowing and principal payment under and in accordance with the Indenture. Issuer agrees that this Note, upon each such entry being duly made, shall evidence the indebtedness of Issuer with the same force and effect as if set forth in a separate Note executed by Issuer; provided that such entry is recorded by the Transfer Agent and Registrar in the Note Register.

Reference is made to the further provisions of this Note set forth on the reverse hereof and to the Indenture, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Signatures follow.]

IN WITNESS WHEREOF, the Issuer, has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

COFINA FUNDING, LLC

By:
Authorized Officer

[Certificate of Authentication follows.]
CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Series 2010-A Supplement.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee

By:
Authorized Officer

Dated:

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Series 2010-A Cofina Variable Funding Asset-Backed Notes (herein called the “Notes”), all issued under the Series 2010-A Supplement to the Base Indenture dated as of December 23, 2010 (such Base Indenture, as supplemented by the Series 2010-A Supplement and supplements relating to other series of notes, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

The Note is one of a Series of Notes which are and will be equally and ratably secured by the collateral pledged as security therefor as and to the extent provided in the Indenture.

Principal of the Notes will be payable on each Settlement Date as set forth in the Indenture.

All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

Subject to certain limitations set forth in the Indenture, payments of interest on this Note due and payable on each Settlement Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer in immediately available funds to the Person whose name appears as the Holder of this Note on the Note Register as of the close of business on each Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note effected by any payments made on any Settlement Date or date of prepayment shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder hereof or its attorney, duly authorized in writing, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not prior to the date which is one year and one day after the payment in full of the last maturing note of any Series and the termination of the Indenture institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United Stated Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

Each Noteholder, by acceptance of a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will treat such Note as indebtedness for all Federal, state and local income and franchise tax purposes.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits the amendments thereof and modifications of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture and waivers of compliance by the Issuer with provisions of the Indenture as provided in the Indenture. Any such amendment, modification or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture, including this Note, against any Seller, the Servicer, the Trustee or any partner, owner, incorporator, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, any Seller, the Servicer or the Trustee except as any such Person may have expressly agreed.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form as provided in the Indenture in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints      , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: Signature Guaranteed:

The following are borrowings and payments made under this Note of the Issuer:

Loan	Amount	Date	Amount Paid
Date	Borrowed	Prin. Paid	Principal Interest

EXHIBIT B

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF DEFINITIVE SECURITIES

To: U.S. Bank National Association, as Trustee

60 Livingston Avenue
St. Paul, MN 55107
Re:	Cofina Funding, LLC – Cofina Variable Funding Asset-Backed Notes

This Certificate relates to $      principal amount of Series 2010-A Cofina Variable Funding Asset-Backed Notes held in definitive form by                                        (the “Transferor”) issued pursuant to the Amended and Restated Base Indenture dated as of December 23, 2010 between Cofina Funding, LLC, as Issuer, and U.S. Bank National Association, as Trustee, as supplemented by the Series 2010-A Supplement dated as of December 23, 2010 (the “Series Supplement”) (as amended, supplemented or otherwise modified from time to time, the “Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Indenture.

The Transferor (i) has requested the Trustee by written order to exchange or register the transfer of a Note or Notes and (ii) has reviewed the transfer restrictions set forth in Section 7(c) of the Series Supplement and hereby makes the acknowledgments, representations and agreements set forth in Section 7(c)(ii) of the Series Supplement.

In connection with such request and in respect of each such Note, the Transferor does hereby certify as follows:

Such Note is being transferred to a qualified institutional buyer (for its own account and not for the account of others) or to a fiduciary or agent for the account of a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance on Rule 144A.

Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A and in compliance with other applicable state and federal securities laws and, if requested by the Issuer or the Transfer Agent and Registrar, an opinion of counsel is being furnished simultaneously with the delivery of this Certificate as required under Section 7(c)(i) of the Series Supplement.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Date:

SCHEDULE I

Scheduled Targeted Principal Balance

Settlement Date	Percentage of Notes Remaining Outstanding
month 1-12	91%
month 13-24	21%
month 25-36	13%
month 37-48	5%
month 49 and thereafter	0%

SECTION 7. Form of Delivery of the Notes; Denominations; Transfer Restrictions 7

EXHIBIT A EXHIBIT B EXHIBIT C	Form of Note Form of Monthly Noteholders’ Statement Form of Transfer Certificate
SCHEDULE I	Scheduled Targeted Principal Balance

1NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.